Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner	Victor R. Santoro
	Chief Executive Officer	Executive Vice President and CFO
	10250 Constellation Boulevard	10250 Constellation Boulevard
	Suite 1640	Suite 1640
	Los Angeles, CA 90067	Los Angeles, CA 90067

Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	October 20, 2011

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE THIRD QUARTER OF 2011

—Net Earnings of $13.3 Million—

—Credit Loss Reserve at 3.34% of Net Non-Covered Loans and 161% of Non-Covered Nonaccrual Loans—

—Noninterest-Bearing Deposits at 36% of Total Deposits and Core at 77%—

—Net Interest Margin of 5.15%—

—Tangible Common Equity Increases by 6.5% or $29.5 Million—

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the third quarter of 2011 of $13.3 million, or $0.36 per diluted share, compared to net earnings for the second quarter of 2011 of $12.8 million, or $0.35 per diluted share.

This press release contains certain non-GAAP financial disclosures for tangible common equity and pre-credit, pre-tax earnings.  The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  Given the use of tangible common equity amounts and ratios is prevalent among banking regulators, investors and analysts, we disclose our tangible common equity ratios in addition to equity-to-assets ratios.  Also, as analysts and investors view pre-credit, pre-tax earnings as an indicator of the Company’s ability to absorb credit losses, we disclose this amount in addition to net earnings.  Please refer to the table at the end of this release for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

THIRD QUARTER RESULTS

	Three Months Ended
	September 30,	June 30,
	2011	2011
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings	$13,304	$12,841
Diluted earnings per share	$0.36	$0.35
Annualized return on average assets	0.97%	0.94%
Annualized return on average equity	10.11%	10.31%
Net interest margin	5.15%	5.57%
Efficiency ratio (1)	67.9%	58.2%

At Quarter End:
Allowance for credit losses to non-covered loans, net of unearned income (2)	3.34%	3.52%
Allowance for credit losses to non-covered nonaccrual loans (2)	161.0%	157.0%
Equity to assets ratios:
PacWest Bancorp Consolidated	9.82%	9.49%
Pacific Western Bank	11.59%	11.27%
Tangible common equity ratios:
PacWest Bancorp Consolidated	8.85%	8.47%
Pacific Western Bank	10.64%	10.26%

(1)   FDIC loss sharing income and net covered OREO costs increased the third quarter 2011 efficiency ratio by 589 bps and reduced the second quarter 2011 efficiency ratio by 254 bps.

(2)   Non-covered loans exclude loans covered by loss sharing agreements with the FDIC.

The $463,000 increase in net earnings for the linked quarters was due to a lower provision for credit losses of $11.0 million ($6.4 million after tax), offset partially by lower net interest income of $4.2 million ($2.5 million after tax), lower FDIC loss sharing income of $4.4 million ($2.5 million after tax), and higher covered OREO costs of $3.6 million ($2.1 million after tax).

Net interest income declined due to lower accelerated accretion of discounts on covered loan payoffs and lower average loans, offset partially by higher interest income on investment securities from portfolio purchases and lower interest expense on deposits.  FDIC loss sharing income declined principally due to the lower provision for credit losses on covered loans.  Covered OREO costs increased due to higher write-downs in the current quarter, offset by higher gains on sales.

Net credit costs on a pre-tax basis are shown in the following table:

	Three Months Ended
	September 30,	June 30,
	2011	2011
	(In thousands)
Provision for credit losses on non-covered loans	$—	$5,500
Non-covered OREO expense, net	2,293	2,300
Total non-covered credit costs	2,293	7,800

Provision for credit losses on covered loans	348	5,890
Covered OREO expense, net	4,813	1,205
Total covered net credit costs	5,161	7,095
Less: FDIC loss sharing income, net	963	5,316
Adjusted covered net credit costs	4,198	1,779

Total net credit costs	$6,491	$9,579

The provision for credit losses for the third quarter had two components: $0 for non-covered loans and $348,000 for covered loans.  The third quarter non-covered credit loss provision of $0 was based on our allowance methodology which reflected (a) non-covered loan net charge-offs of $6.0 million, (b) the levels and trends of nonaccrual and classified loans, (c) the migration of loans into various risk classifications, and (d) a decline in outstanding non-covered loans.  During the third quarter, nonaccrual loans declined by $5.3 million to $60.0 million, classified loans decreased by $37.7 million to $177.7 million, and gross non-covered loans declined $19.4 million to $2.90 billion. The covered loan credit loss provision was driven by decreases in expected cash flows on covered loan pools compared to those previously estimated.  The covered loan credit loss provision and covered net OREO expense are offset partially by an increase in FDIC loss sharing income, which represents the FDIC’s share of these net costs. FDIC loss sharing income also includes reductions of the FDIC loss sharing asset when expected cash flows on covered loan pools improve.

Matt Wagner, Chief Executive Officer, commented, “We are pleased to post another profitable quarter with net earnings reaching $13.3 million for the third quarter and $36.8 million year-to-date.  We continue to generate significant core earnings, which strengthens our balance sheet, gives us operating flexibility, and enables us to take advantage of opportunities when they present themselves.”

Mr. Wagner continued, “Credit quality metrics continued to improve in the third quarter, with loan loss provisions, nonaccrual loans and classified loans all decreasing.  Our legacy credit loss reserve represented 3.34% of legacy loans and 161% of legacy nonaccruals at the end of September.  Although loan portfolio growth remains tepid, we are pleased that C&I loans increased $32 million during the quarter.  We continue to retain many maturing lending relationships that contribute positively to our profitability and net interest margin.”

Vic Santoro, Executive Vice President and Chief Financial Officer, stated, “The Company had a sound third quarter, posting a continued strong net interest margin, lower overhead costs, improved credit metrics, ongoing deposit generation and a strong capital base.  Although our net interest margin declined during the quarter, at 5.15% it remains one of the highest in the nation.  Our third quarter loan yield was a respectable 6.87%, and all-in deposit cost dropped 5 basis points to 0.44%.  Operating costs continue to be controlled, demonstrated by a $1.6 million decline in noninterest expense when OREO costs are excluded.  The lower nonaccrual and classified loan levels we experienced in the third quarter translated into reduced credit loss provisions.  Core deposits were up almost $102 million, including a $29 million increase in non-interest bearing demand deposits.  The Company’s and the Bank’s capital positions remain well in excess of the well-capitalized regulatory minimums, and the Company’s tangible capital increased to $12.91 per share at September 30 compared to $12.12 at the end of June.”

YEAR TO DATE RESULTS

	Nine Months Ended
	September 30,
	2011	2010
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings (loss)	$36,821	$(54,328)
Diluted earnings (loss) per share	$0.99	$(1.55)
Annualized return on average assets	0.90%	(1.37)%
Annualized return on average equity	9.81%	(14.74)%
Net interest margin	5.35%	4.95%
Efficiency ratio	61.5%	62.7%

The higher net earnings for the nine months ended September 30, 2011 compared to the same period last year was due mostly to a lower provision for credit losses.  The provision for the prior year period included $71.4 million related to the Company’s sale of $323.6 million of non-covered classified loans in the first quarter of 2010; there was no similar sale of classified loans in the current year.   When compared to the same period for 2010, the current 2011 period shows higher net interest income of $18.1 million ($10.5 million after tax), lower provision for credit losses of $155.8 million ($90.4 million after tax), lower FDIC loss sharing income of $22.1 million ($12.8 million after tax), and lower noninterest expense of $3.0 million ($1.7 million after tax).  The increase in net interest income was due to (a) higher interest income on investment securities from purchases of $495.3 million during the current year-to-date period, (b) higher interest income on loans due to higher loan yield, and (c) lower interest expense on deposits from reduced pay rates.  The decline in noninterest expense reflects lower non-covered net OREO costs and insurance and assessment costs, offset by higher compensation and covered net OREO costs.

The comparability of financial information is affected by our acquisitions. Operating results include the operations of Los Padres Bank, which was acquired in August 2010 and added $824 million in assets and nine branch offices.

BALANCE SHEET CHANGES

Total assets grew $99.2 million during the third quarter due to higher investment securities and interest-earning deposits in financial institutions, offset mostly by lower loans.  During the third quarter, investment securities available-for-sale grew $203.8 million due to purchases.  The non-covered loan portfolio declined $19.4 million on a gross basis, although this was net of a $32.1 million increase in commercial loans.  Excluding commercial loans, the loan portfolio continues to decline generally due to repayments, resolution activities, and low loan demand.  The covered loan portfolio declined $44.9 million.  At September 30, 2011, non-covered loans, net of unearned income, totaled $2.9 billion and the covered loan portfolio was $761.1 million.

Total deposits grew $67.9 million during the third quarter to $4.6 billion at September 30, 2011.  Time deposits decreased $33.7 million during the third quarter to $1.0 billion at September 30, 2011.  Core deposits, which include noninterest-bearing demand, interest checking, money market, and savings accounts, grew $101.6 million during the third quarter due to increases of $44.9 million, $28.8 million, and $20.9 million in money market deposits, noninterest-bearing demand deposits, and interest checking deposits, respectively.  At September 30, 2011, core deposits totaled $3.5 billion, or 77% of total deposits at that date.  Noninterest-bearing demand deposits were $1.6 billion at September 30, 2011 and represented 36% of total deposits at that date.

COVERED ASSETS

As part of the Los Padres and Affinity acquisitions we entered into loss sharing agreements with the FDIC that cover a substantial portion of losses incurred after the acquisition dates on covered loans and other real estate owned, and in the case of the Affinity acquisition, certain investment securities.

A summary of covered assets is shown in the following table as of the dates indicated:

	September 30,	June 30,
Covered Assets	2011	2011
	(In thousands)
Loans, net	$761,059	$805,952
Investment securities	47,213	49,501
Other real estate owned, net	32,301	40,949
Total covered assets	$840,573	$896,402

NET INTEREST INCOME

Net interest income was $64.4 million for the third quarter of 2011 compared to $68.7 million for the second quarter of 2011.  The $4.3 million decline was due to a $4.7 million decrease in interest income, which was attributed to lower accelerated accretion of discounts on covered loan payoffs and lower average loans. Offsetting the decline in net interest income was a reduction in interest expense of $430,000 due to lower rates on money market deposits and a decline in average time deposits.

Net interest income grew by $18.1 million to $198.9 million during the nine months ended September 30, 2011 compared to the same period last year.  This change was due to a $12.0 million increase in interest income and a $6.1 million decrease in interest expense.  The increase in interest income was due to purchases of investment securities and an increase in accelerated accretion of discounts on covered loan payoffs.  The decrease in interest expense was due to lower rates on money market deposits and lower average borrowing balances as $260 million of FHLB advances were repaid in the first half of 2010 and another $50 million were repaid in December 2010.

NET INTEREST MARGIN

Our net interest margin for the third quarter of 2011 was 5.15%, a decrease of 42 basis points from the 5.57% reported for the second quarter of 2011.  The decrease reflected lower accelerated accretion of discounts on covered loan payoffs and a shift in the mix of average interest-earning assets to lower yielding investment securities from higher yielding loans.  Average interest-earning assets increased $19.7 million for the linked quarters including a $162.8 million increase in average investment securities.

The net interest margin has been impacted by the accelerated accretion of discounts on covered loan payoffs and loans being placed on or removed from nonaccrual status.  The effects of such items on the net interest margin are shown in the following table:

			Nine
			Months
	Three Months Ended		Ended
	September 30,	June 30,	September 30,
	2011	2011	2011
Net interest margin as reported	5.15%	5.57%	5.35%
Less:
Accelerated accretion of purchase discounts on covered loan payoffs	0.10%	0.38%	0.23%
Nonaccrual loan interest	0.03%	0.02%	0.02%
Net interest margin as adjusted	5.02%	5.17%	5.10%

The yield on average loans was 6.87% for the third quarter of 2011 compared to 7.18% for the prior quarter.  The  combination of accelerated accretion of discounts on covered loan payoffs and nonaccrual loan interest positively impacted the loan yield for the third quarter by 17 basis points and the second quarter by 52 basis points.  The cost of interest-bearing deposits declined six basis points to 0.69% and all-in deposit cost declined five basis points to 0.44% due to lower rates on money market deposits and lower average time deposits.

The net interest margin for the first nine months of 2011 was 5.35% compared to 4.95% for the same period last year.  The increase was due to a higher yield on loans, lower costs for money market deposits and subordinated debentures, and a lower average balance of FHLB advances, offset by lower average loans and an increase in the average balance of lower-yielding investment securities.

NONINTEREST INCOME

Noninterest income for the third quarter of 2011 totaled $7.1 million compared to $11.2 million for the second quarter of 2011.  The $4.1 million decline was due to lower FDIC loss sharing income stemming from a lower provision for credit losses on covered loans.   FDIC loss sharing income also includes reductions of the FDIC loss sharing asset when the estimated amount of losses collectible from the FDIC decreases; this occurs when expected cash flows on covered loan pools improve during a reporting period causing the carrying value of the FDIC loss sharing asset to be reduced.

Noninterest income declined by $18.6 million to $23.2 million during the nine months ended September 30, 2011 compared to the same period last year.  This reduction was attributable to a decrease in FDIC loss sharing income.

NONINTEREST EXPENSE

Noninterest expense grew $2.1 million to $48.6 million during the third quarter of 2011 compared to $46.5 million for the second quarter of 2011.  This change was due to an increase in covered OREO costs.  Covered OREO costs increased by $3.6 million due to higher write-downs of $7.0 million, offset by higher gains on sales of $3.5 million.   Other expense declined $1.0 million due to director stock awards in the second quarter not repeated in the third quarter, write-downs of CRA investments in the second quarter also not repeated in the third quarter, and lower net loan collection expenses.

Noninterest expense includes amortization of time-based restricted stock, which is included in compensation, and intangible asset amortization.  Amortization of restricted stock totaled $2.1 million for each of the third and second quarters of 2011.  Intangible asset amortization totaled $2.0 million and $2.3 million for the third and second quarters of 2011, respectively.

Noninterest expense declined by $3.0 million to $136.5 million during the nine months ended September 30, 2011 compared to the same period last year.   This reduction was attributable to a decrease in non-covered OREO costs and lower insurance and assessments expense.  Non-covered OREO costs declined $5.9 million due to lower write-downs of $7.4 million, offset by lower gains on sales of OREO of $1.9 million.  The declines were offset by increases in almost all other expense categories for the additional operating costs arising from the Los Padres acquisition in August 2010.  Covered OREO costs increased by $1.7 million due to higher write-downs, offset by higher gains on sales of OREO.

Amortization of restricted stock totaled $6.2 million and $6.6 million for the nine months ended September 30, 2011 and 2010, respectively.  Intangible asset amortization totaled $6.6 million for the first nine months of 2011 compared to $7.3 million for the same period last year.

CREDIT QUALITY

	September 30,	June 30,	December 31,
	2011	2011	2010
	(Dollars in thousands)
Non-Covered Credit Quality Metrics:
Allowance for credit losses to loans, net of unearned income	3.34%	3.52%	3.30%
Allowance for credit losses to nonaccrual loans	161.0%	157.0%	110.8%
Nonperforming assets to loans, net of unearned income, and other real estate owned	3.68%	3.96%	3.76%
Nonaccrual loans	$59,968	$65,300	$94,183
Classified loans (1)	$177,745	$215,437	$214,009

(1) Classified loans are those with a credit risk rating of substandard or doutbtful.

Credit Loss Provisions

The third quarter of 2011 provision for credit losses totaled $348,000 and was comprised of $0 on the non-covered loan portfolio and $348,000 on the covered loan portfolio.  The second quarter of 2011 provision for credit losses totaled $11.4 million and was composed of $5.5 million on the non-covered loan portfolio and $5.9 million on the covered loan portfolio.  The provision on the non-covered portfolio is generated by our allowance methodology and reflects net charge-offs, the levels of nonaccrual and classified loans, and the migration of loans into various risk classifications.  The provision for credit losses on the covered loans increases the covered loan allowance for credit losses and results from decreases in expected cash flows on covered loans compared to those previously estimated.  There has been an overall improvement in credit quality during the third quarter.

Third quarter of 2011 net charge-offs on non-covered loans totaled $6.0 million compared to second quarter net charge-offs of $7.2 million. The allowance for credit losses on the non-covered portfolio totaled $96.5 million and $102.6 million at September 30, 2011 and June 30, 2011, respectively, and represented 3.34% and 3.52% of the non-covered loan balances at those respective dates.  The allowance for credit losses as a percent of nonaccrual loans was 161% and 157% at September 30, 2011 and June 30, 2011, respectively.

Non-covered Nonaccrual Loans and Other Real Estate Owned

Non-covered nonperforming assets include non-covered nonaccrual loans and non-covered OREO and totaled $108.2 million at September 30, 2011 compared to $117.5 million at June 30, 2011.  The $9.3 million decline in non-covered nonperforming assets is due to reductions of $5.3 million and $4.0 million in nonaccrual loans and OREO, respectively.   The ratio of non-covered nonperforming assets to non-covered loans and non-covered OREO decreased to 3.68% at September 30, 2011 from 3.96% at June 30, 2011.

The amount of new nonaccrual loans has slowed over the last several quarters as shown in the following chart:

Volume of New Nonaccrual Loans
(In millions)

1Q09	$99.8
2Q09	$57.5
3Q09	$85.0
4Q09	$120.4
1Q10	$18.1
2Q10	$25.2
3Q10	$26.5
4Q10	$21.4
1Q11	$23.2
2Q11	$16.2
3Q11	$8.8

The following table presents the types and balances of non-covered loans included in the categories of nonaccrual and accruing loans past due between 30 and 89 days as of the dates indicated:

	Nonaccrual Loans (1)				Accruing and
	September 30, 2011		June 30, 2011		30 - 89 Days Past Due (1)
		% of		% of	September 30,	June 30,
		Loan		Loan	2011	2011
Loan Category	Balance	Category	Balance	Category	Balance	Balance
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$7,336	5.0%	$7,451	5.0%	$—	$865
SBA 504	2,895	4.9%	3,304	5.3%	3,168	—
Other commercial	19,378	1.2%	25,710	1.5%	14,664	8,197
Residential	2,315	1.3%	3,026	1.9%	400	—
Total real estate mortgage	31,924	1.6%	39,491	1.9%	18,232	9,062
Real estate construction and land:
Residential	1,091	5.4%	1,099	3.3%	—	—
Commercial	9,399	7.1%	5,976	4.7%	—	2,136
Total real estate construction	10,490	6.9%	7,075	4.4%	—	2,136
Commercial:
Collateralized	4,769	1.2%	5,294	1.4%	396	451
Unsecured	4,887	6.9%	6,558	8.0%	73	158
Asset-based	15	0.0%	15	0.0%	—	—
SBA 7(a)	7,318	24.4%	6,122	19.9%	828	199
Total commercial	16,989	2.5%	17,989	2.8%	1,297	808
Consumer	565	2.7%	745	3.3%	53	40
Total non-covered loans	$59,968	2.1%	$65,300	2.2%	$19,582	$12,046

(1) Excludes covered loans.

The $5.3 million decline in non-covered nonaccrual loans during the third quarter was attributable to (a) foreclosures of $2.4 million, (b) other reductions, payoffs and returns to accrual status of $5.7 million, (c) charge-offs of $6.0 million, and (d) additions of $8.8 million.

Below is a summary of the ten largest lending relationships on nonaccrual status, excluding SBA-related loans, at September 30, 2011:

Nonaccrual
Amount	Description
(In thousands)

$10,360	This loan is secured by three airplane hangar structures and two office buildings in Los Angeles County, California. (1)

$7,336	Two hotels in San Diego County, California. The borrower is paying as agreed. (1)

$3,899	Four industrial warehouse loans in Riverside County, California. The borrower is paying as agreed. (1)

$2,564	Strip retail center in Riverside County, California. The borrower is paying as agreed.

$2,563	This loan is secured by a medical-related office building in Los Angeles County, California. (1)

$2,338	This loan is unsecured and has a specific reserve for 50% of the balance. The borrower is paying as agreed. (1)

$2,091	Land in Riverside County, California. The borrower is paying as agreed.

$2,000	Unsecured loan that is fully reserved for. (1)

$1,701	Two unsecured loans that are fully reserved for. (1)

$1,553	Loan secured by unimproved land in Imperial County, California. (1)

(1) On nonaccrual status at June 30, 2011

The following table presents the details of non-covered and covered OREO as of the dates indicated:

	September 30, 2011		June 30, 2011
Property Type	Non-covered OREO	Covered OREO	Non-covered OREO	Covered OREO
	(In thousands)
Commercial real estate	$21,431	$14,151	$23,408	$18,130
Construction and land development	26,093	14,676	26,446	19,461
Multi-family	—	1,656	—	515
Single family residences	736	1,818	2,340	2,843
Total OREO	$48,260	$32,301	$52,194	$40,949

The following table presents non-covered and covered OREO activity for the third quarter:

	Three Months Ended
	September 30, 2011
	Non-Covered	Covered
	OREO	OREO
	(In thousands)
Beginning of period	$52,194	$40,949
Foreclosures	2,393	6,361
Payments to third parties (1)	259	—
Provision for losses	(1,676)	(8,601)
Reductions related to sales	(4,910)	(6,408)
End of period	$48,260	$32,301

Net gain on sale	$22	$3,925

(1) Represent amounts due to participants and for guarantees, property taxes or any other prior lien positions.

REGULATORY CAPITAL MEASURES ARE ABOVE THE WELL-CAPITALIZED MINIMUMS

PacWest and its wholly-owned banking subsidiary, Pacific Western Bank, each remained well capitalized at September 30, 2011 as shown in the following table.

	September 30, 2011
	Well	Pacific	PacWest
	Capitalized	Western	Bancorp
	Requirement	Bank	Consolidated
Tier 1 leverage capital ratio	5.00%	9.85%	9.96%
Tier 1 risk-based capital ratio	6.00%	14.63%	14.70%
Total risk-based capital ratio	10.00%	15.90%	15.98%
Tangible common equity ratio	N/A	10.64%	8.85%

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $5.5 billion in assets as of September 30, 2011, with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 77 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located in Los Angeles, Orange, Riverside, San Bernardino, Santa Barbara, San Diego, San Francisco, San Luis Obispo, San Mateo and Ventura Counties in California and Maricopa County in Arizona.  Through its subsidiary BFI Business Finance and its division First Community Financial, Pacific Western also provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com.  Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; settlements with the FDIC related to our loss-sharing arrangement and other adjustments related to the Los Padres Bank and Affinity Bank acquisitions; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	June 30,	December 31,
	2011	2011	2010
	(In thousands, except per share and share data)
ASSETS
Cash and due from banks	$94,112	$91,405	$82,170
Interest-earning deposits in financial institutions	73,209	59,100	26,382
Total cash and cash equivalents	167,321	150,505	108,552

Non-covered securities available-for-sale	1,214,563	1,008,491	823,579
Covered securities available-for-sale	47,213	49,501	50,437
Total securities available-for-sale, at estimated fair value	1,261,776	1,057,992	874,016
Federal Home Loan Bank stock, at cost	48,342	50,591	55,040
Total investment securities	1,310,118	1,108,583	929,056

Non-covered loans, net of unearned income	2,893,637	2,913,136	3,161,055
Allowance for loan losses	(90,110)	(96,427)	(98,653)
Total non-covered loans, net	2,803,527	2,816,709	3,062,402
Covered loans, net	761,059	805,952	908,576
Total loans	3,564,586	3,622,661	3,970,978

Non-covered other real estate owned, net	48,260	52,194	25,598
Covered other real estate owned, net	32,301	40,949	55,816
Total other real estate owned	80,561	93,143	81,414

Premises and equipment	22,919	23,295	22,578
Goodwill	39,141	39,141	47,301
Core deposit and customer relationship intangibles	19,251	21,228	25,843
Cash surrender value of life insurance	67,004	66,645	66,182
FDIC loss sharing asset	89,197	110,516	116,352
Other assets	133,793	159,008	160,765
Total assets	$5,493,891	$5,394,725	$5,529,021

LIABILITIES
Noninterest-bearing demand deposits	$1,628,253	$1,599,410	$1,465,562
Interest-bearing deposits	2,926,143	2,887,085	3,184,136
Total deposits	4,554,396	4,486,495	4,649,698
Borrowings	225,000	225,000	225,000
Subordinated debentures	129,347	129,423	129,572
Accrued interest payable and other liabilities	45,680	41,843	45,954
Total liabilities	4,954,423	4,882,761	5,050,224
STOCKHOLDERS’ EQUITY (1)	539,468	511,964	478,797
Total liabilities and stockholders’ equity	$5,493,891	$5,394,725	$5,529,021

(1) Includes net unrealized gain on securities available-for-sale, net	$23,324	$10,438	$3,969

Tangible book value per share	$12.91	$12.12	$11.06
Book value per share	$14.48	$13.74	$13.06

Shares outstanding (includes unvested restricted shares of 1,762,870 at September 30, 2011; 1,770,664 at June 30, 2011; and 1,230,582 at December 31, 2010)	37,258,832	37,251,267	36,672,429

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
	(In thousands, except per share data)
Interest income:
Loans	$63,347	$68,331	$68,480	$198,459	$194,539
Investment securities	9,077	8,782	6,519	25,678	17,342
Deposits in financial institutions	94	83	131	234	505
Total interest income	72,518	77,196	75,130	224,371	212,386

Interest expense:
Deposits	5,072	5,518	6,375	16,546	20,209
Borrowings	1,782	1,763	2,129	5,289	7,013
Subordinated debentures	1,223	1,226	1,459	3,668	4,357
Total interest expense	8,077	8,507	9,963	25,503	31,579

Net interest income	64,441	68,689	65,167	198,868	180,807

Provision for credit losses:
Non-covered loans	—	5,500	17,050	13,300	143,677
Covered loans	348	5,890	6,500	9,148	34,600
Total provision for credit losses	348	11,390	23,550	22,448	178,277

Net interest income after provision for credit losses	64,093	57,299	41,617	176,420	2,530

Noninterest income:
Service charges on deposit accounts	3,545	3,400	2,861	10,503	8,256
Other commissions and fees	2,052	1,980	1,760	5,752	5,395
Other-than-temporary impairment loss on securities	—	—	(874)	—	(874)
Increase in cash surrender value of life insurance	359	368	353	1,106	1,120
FDIC loss sharing income, net	963	5,316	5,506	5,109	27,257
Other income	224	176	279	702	632
Total noninterest income	7,143	11,240	9,885	23,172	41,786

Noninterest expense:
Compensation	21,557	21,717	23,060	65,203	63,539
Occupancy	7,423	7,142	6,872	21,548	20,406
Data processing	2,228	2,129	2,121	6,832	5,982
Other professional services	2,239	2,505	2,694	7,040	6,734
Business development	548	595	571	1,712	1,893
Communications	678	834	811	2,371	2,410
Insurance and assessments	1,641	1,603	2,431	5,581	7,316
Non-covered other real estate owned, net	2,293	2,300	2,151	5,296	11,217
Covered other real estate owned, net	4,813	1,205	(319)	3,440	1,761
Intangible asset amortization	1,977	2,308	2,434	6,592	7,282
Other expense	3,190	4,200	3,348	10,909	10,977
Total noninterest expense	48,587	46,538	46,174	136,524	139,517

Earnings (loss) before income taxes	22,649	22,001	5,328	63,068	(95,201)
Income tax (expense) benefit	(9,345)	(9,160)	(1,828)	(26,247)	40,873
Net earnings (loss)	$13,304	$12,841	$3,500	$36,821	$(54,328)

Earnings per share information:
Basic earning (loss) per share	$0.36	$0.35	$0.10	$0.99	$(1.55)
Diluted earnings (loss) per share	$0.36	$0.35	$0.10	$0.99	$(1.55)
Basic weighted average shares	35,488.5	35,471.6	35,337.3	$35,471.50	$35,007.50
Diluted weighted average shares	35,488.5	35,471.6	35,337.3	$35,471.50	$35,007.50

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND YIELD ANALYSIS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
	(Dollars in Thousands)
Average Assets:
Loans, net of unearned income	$3,656,184	$3,815,414	$4,123,684	$3,820,036	$4,018,697
Investment securities	1,168,822	1,006,008	757,945	1,030,416	605,071
Interest-earning deposits in financial institutions	142,691	126,568	208,074	119,698	263,196
Average interest-earning assets	4,967,697	4,947,990	5,089,703	4,970,150	4,886,964
Other assets	486,276	505,632	455,323	502,435	429,116
Average total assets	$5,453,973	$5,453,622	$5,545,026	$5,472,585	$5,316,080

Average liabilities:
Interest checking deposits	$489,988	$489,952	$466,366	$491,942	$446,702
Money market deposits	1,222,787	1,217,406	1,246,585	1,226,840	1,205,893
Savings deposits	154,922	149,553	124,132	148,552	115,918
Time deposits	1,049,805	1,092,614	1,281,423	1,102,865	1,132,489
Average interest-bearing deposits	2,917,502	2,949,525	3,118,506	2,970,199	2,901,002
Borrowings	225,022	225,044	276,543	225,722	341,438
Subordinated debentures	129,395	129,469	129,683	129,469	129,731
Average interest-bearing liabilities	3,271,919	3,304,038	3,524,732	3,325,390	3,372,171
Noninterest-bearing demand deposits	1,616,012	1,608,455	1,472,366	1,602,518	1,403,370
Other liabilities	43,983	41,683	55,450	43,057	47,786
Average total liabilities	4,931,914	4,954,176	5,052,548	4,970,965	4,823,327
Average stockholders’ equity	522,059	499,446	492,478	501,620	492,753
Average liabilities and stockholders’ equity	$5,453,973	$5,453,622	$5,545,026	$5,472,585	$5,316,080

Average deposits	$4,533,514	$4,557,980	$4,590,872	$4,572,717	$4,304,372

Yield on:
Average loans	6.87%	7.18%	6.59%	6.95%	6.47%
Average investment securities	3.08%	3.50%	3.41%	3.33%	3.83%
Average interest-earning deposits	0.26%	0.26%	0.25%	0.26%	0.26%
Average interest-earning assets	5.79%	6.26%	5.86%	6.04%	5.81%

Cost of:
Average interest-bearing deposits	0.69%	0.75%	0.81%	0.74%	0.93%
Average borrowings	3.14%	3.14%	3.05%	3.13%	2.75%
Average subordinated debentures	3.75%	3.80%	4.46%	3.79%	4.49%
Average interest-bearing liabilities	0.98%	1.03%	1.12%	1.03%	1.25%

Interest rate spread (1)	4.81%	5.23%	4.74%	5.01%	4.56%
Net interest margin (2)	5.15%	5.57%	5.08%	5.35%	4.95%

Cost of average deposits/all-in deposit cost (3)	0.44%	0.49%	0.55%	0.48%	0.63%

(1) Interest rate spread is calculated as the yield on average interest-earning assets less the cost of average interest-bearing liabilities.

(2) Net interest margin is calculated as annualized net interest income divided by average interest-earning assets.

(3) Cost of average deposits/all-in deposit cost is calculated as annualized interest expense on deposits divided by average deposits.

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan Category	2011	2011	2011	2010	2010
	(In thousands)
Domestic:
Real estate mortgage	$2,031,893	$2,073,868	$2,172,923	$2,274,733	$2,368,943
Commercial	671,963	640,805	667,401	663,557	708,329
Real estate construction	152,411	160,254	176,758	179,479	192,595
Consumer	20,621	22,248	21,815	25,058	28,328
Foreign:
Commercial	19,532	18,633	21,808	21,057	22,948
Other, including real estate	1,400	1,442	1,488	1,551	1,595
Total gross non-covered loans	$2,897,820	$2,917,250	$3,062,193	$3,165,435	$3,322,738

PACWEST BANCORP AND SUBSIDIARIES

COVERED LOAN CONCENTRATION

(Unaudited)

	September 30,	June 30,	December 31,
Loan Category	2011	2011	2010
	(In thousands)
Multi-family	$267,892	$286,615	$321,650
Commercial real estate	386,326	407,257	444,244
Single family	129,692	139,238	157,424
Construction and land	57,601	67,343	87,301
Commercial and industrial	22,869	24,135	34,828
Home equity lines of credit	6,287	6,235	5,916
Consumer	603	864	1,378
Total gross covered loans	871,270	931,687	1,052,741
Less: discount	(80,920)	(92,847)	(110,901)
Covered loans, net of discount	790,350	838,840	941,840
Less: allowance for loan losses	(29,291)	(32,888)	(33,264)
Covered loans, net	$761,059	$805,952	$908,576

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE MORTGAGE LOANS

(Unaudited)

	September 30, 2011		June 30, 2011		December 31, 2010
		% of		% of		% of
Loan Category	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Commercial real estate mortgage:
Industrial/warehouse	$362,049	17.8%	$374,502	18.1%	$432,263	19.0%
Retail	299,100	14.7%	310,588	15.0%	374,027	16.4%
Office buildings	314,352	15.5%	322,972	15.6%	350,192	15.4%
Owner-occupied	250,772	12.3%	263,686	12.7%	263,603	11.6%
Hotel	145,783	7.2%	149,043	7.2%	156,614	6.9%
Healthcare	114,277	5.6%	114,805	5.5%	102,227	4.5%
Mixed use	56,507	2.8%	56,810	2.7%	57,230	2.5%
Gas station	35,743	1.8%	35,998	1.7%	38,502	1.7%
Self storage	23,260	1.1%	26,163	1.3%	26,432	1.2%
Restaurant	23,585	1.2%	23,410	1.1%	26,463	1.2%
Land acquisition/development	9,514	0.5%	9,559	0.5%	9,649	0.4%
Unimproved land	1,415	0.1%	1,449	0.1%	1,494	0.1%
Other	216,206	10.6%	225,712	10.9%	250,068	11.0%
Total commercial real estate mortgage	1,852,563	91.2%	1,914,697	92.3%	2,088,764	91.8%

Residential real estate mortgage:
Multi-family	91,588	4.5%	64,735	3.1%	81,880	3.6%
Single family owner-occupied	31,439	1.5%	36,369	1.8%	38,025	1.7%
Single family nonowner-occupied	20,059	1.0%	20,449	1.0%	26,618	1.2%
HELOCs	36,244	1.8%	37,618	1.8%	38,823	1.7%
Unimproved land	—	0.0%	—	0.0%	623	0.0%
Total residential real estate mortgage	179,330	8.8%	159,171	7.7%	185,969	8.2%

Total gross non-covered real estate mortgage loans	$2,031,893	100.0%	$2,073,868	100.0%	$2,274,733	100.0%

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE CONSTRUCTION LOANS

(Unaudited)

	September 30, 2011		June 30, 2011		December 31, 2010
		% of		% of		% of
Loan Category	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Commercial real estate construction:
Retail	$18,678	12.3%	$20,123	12.6%	$20,378	11.4%
Industrial/warehouse	16,020	10.5%	8,460	5.3%	11,329	6.3%
Office buildings	6,313	4.1%	6,354	4.0%	3,805	2.1%
Owner-occupied	2,227	1.5%	2,000	1.2%	2,000	1.1%
Healthcare	—	0.0%	—	0.0%	4,305	2.4%
Self storage	19,148	12.6%	19,169	12.0%	13,191	7.3%
Land acquisition/development	35,323	23.2%	35,513	22.2%	16,983	9.5%
Unimproved land	27,857	18.3%	29,726	18.5%	26,032	14.5%
Other	6,539	4.3%	5,116	3.2%	9,062	5.0%
Total commercial real estate construction	132,105	86.7%	126,461	78.9%	107,085	59.7%

Residential real estate construction:
Multi-family	4,475	2.9%	18,346	11.4%	26,474	14.8%
Single family owner-occupied	90	0.1%	—	0.0%	—	0.0%
Single family nonowner-occupied	1,165	0.8%	1,161	0.7%	1,026	0.6%
Land acquisition/development	3,275	2.1%	3,238	2.0%	1,482	0.8%
Unimproved land	11,301	7.4%	11,048	6.9%	43,412	24.2%
Total residential real estate construction	20,306	13.3%	33,793	21.1%	72,394	40.3%

Total gross non-covered real estate construction loans	$152,411	100.0%	$160,254	100.0%	$179,479	100.0%

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED NONCLASSIFIED AND CLASSIFIED LOANS

(Unaudited)

	September 30, 2011
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$124,346	$21,437	$145,783
SBA 504	51,838	7,386	59,224
Other	1,749,840	77,046	1,826,886
Total real estate mortgage	1,926,024	105,869	2,031,893
Real estate construction:
Residential	16,908	3,398	20,306
Commercial	98,819	33,286	132,105
Total real estate construction	115,727	36,684	152,411
Commercial:
Collateralized	396,393	17,133	413,526
Unsecured	65,214	5,967	71,181
Asset-based	157,270	48	157,318
SBA 7(a)	18,716	11,222	29,938
Total commercial	637,593	34,370	671,963
Consumer	19,799	822	20,621
Foreign	20,932	—	20,932
Total non-covered loans	$2,720,075	$177,745	$2,897,820

	June 30, 2011
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$127,463	$21,580	$149,043
SBA 504	55,269	7,417	62,686
Other	1,747,117	115,022	1,862,139
Total real estate mortgage	1,929,849	144,019	2,073,868
Real estate construction:
Residential	30,749	3,044	33,793
Commercial	96,406	30,055	126,461
Total real estate construction	127,155	33,099	160,254
Commercial:
Collateralized	355,557	17,597	373,154
Unsecured	74,390	7,616	82,006
Asset-based	152,765	2,154	154,919
SBA 7(a)	20,639	10,087	30,726
Total commercial	603,351	37,454	640,805
Consumer	21,383	865	22,248
Foreign	20,075	—	20,075
Total non-covered loans	$2,701,813	$215,437	$2,917,250

Note: Nonclassified loans are those with a credit risk rating of either pass or special mention, while classified loans are those with a credit risk rating of either substandard or doubtful.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES ROLLFORWARD

AND NET CHARGE-OFF RATIOS FOR

NON-COVERED LOANS (1)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
	(Dollars in thousands)
Allowance for credit losses, beginning of period	$102,552	$104,239	$93,434	$104,328	$124,278
Loans charged-off:
Real estate mortgage	(4,293)	(4,354)	(4,601)	(9,859)	(94,438)
Real estate construction	—	(1,193)	(3,032)	(5,838)	(62,114)
Commercial	(2,237)	(2,609)	(2,074)	(7,967)	(11,237)
Consumer	(54)	(1,165)	(218)	(1,379)	(2,280)
Foreign	—	—	(113)	—	(113)
Total loans charged off	(6,584)	(9,321)	(10,038)	(25,043)	(170,182)
Recoveries on loans charged-off:
Real estate mortgage	225	27	—	349	1,197
Real estate construction	33	896	—	1,021	708
Commercial	235	308	319	1,160	1,061
Consumer	74	890	348	1,375	372
Foreign	—	13	131	45	133
Total recoveries on loans charged off	567	2,134	798	3,950	3,471
Net charge-offs	(6,017)	(7,187)	(9,240)	(21,093)	(166,711)
Provision for credit losses	—	5,500	17,050	13,300	143,677
Allowance for credit losses, end of period	$96,535	$102,552	$101,244	$96,535	$101,244

Charge-offs on loans sold included in “Loans charged-off” section of table above	$—	$—	$—	$—	$123,705

Annualized net charge-off ratios:
Net charge-offs to average loans	0.83%	0.97%	1.09%	0.94%	6.61%
Net charge-offs, excluding charge-offs on loans sold, to average loans	0.83%	0.97%	1.09%	0.94%	1.71%

(1) Applies only to non-covered loans.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES, NONPERFORMING

ASSETS AND CREDIT QUALITY RATIOS FOR

NON-COVERED LOANS

(Unaudited)

	September 30,	June 30,	December 31,
	2011	2011	2010
	(Dollars in thousands)
Allowance for loan losses (1)	$90,110	$96,427	$98,653
Reserve for unfunded loan commitments (1)	6,425	6,125	5,675
Total allowance for credit losses	$96,535	$102,552	$104,328

Nonaccrual loans (2)	$59,968	$65,300	$94,183
Other real estate owned (2)	48,260	52,194	25,598
Total nonperforming assets	$108,228	$117,494	$119,781

Performing restructured loans (1)	$86,406	$82,487	$89,272

Allowance for credit losses to loans, net of unearned income	3.34%	3.52%	3.30%
Allowance for credit losses to nonaccrual loans	161.0%	157.0%	110.8%
Nonperforming assets to loans, net of unearned income, and other real estate owned	3.68%	3.96%	3.76%
Nonaccrual loans to loans, net of unearned income	2.07%	2.24%	2.98%

(1) Applies to non-covered loans.

(2) Excludes covered nonperforming assets.

PACWEST BANCORP AND SUBSIDIARIES

DEPOSITS

(Unaudited)

	September 30,	June 30,	December 31,
Deposit Category	2011	2011	2010
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,628,253	$1,599,410	$1,465,562
Interest checking deposits	497,987	477,126	494,617
Money market deposits	1,234,900	1,189,999	1,321,780
Savings deposits	158,921	151,957	135,876
Total core deposits	3,520,061	3,418,492	3,417,835
Time deposits under $100,000	345,380	359,890	436,838
Time deposits $100,000 and over	688,955	708,113	795,025
Total time deposits	1,034,335	1,068,003	1,231,863
Total deposits	$4,554,396	$4,486,495	$4,649,698

Noninterest-bearing demand deposits as a percentage of total deposits	36%	36%	32%
Core deposits as a percentage of total deposits	77%	76%	74%

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,
		2011	2011	2010	2011	2010
		(In thousands)
PacWest Bancorp Consolidated:
Net earnings (loss)		$13,304	$12,841	$3,500	$36,821	$(54,328)
Plus:	Total provision for credit losses	348	11,390	23,550	22,448	178,277
	Other real estate owned expense, net
	Non-covered	2,293	2,300	2,151	5,296	11,217
	Covered	4,813	1,205	(319)	3,440	1,761
	Income tax expense (benefit)	9,345	9,160	1,828	26,247	(40,873)
Less:	FDIC loss sharing income, net	963	5,316	5,506	5,109	27,257
	Pre-credit, pre-tax earnings	$29,140	$31,580	$25,204	$89,143	$68,797

		September 30,	June 30,	December 31,
		2011	2011	2010
		(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity		$539,468	$511,964	$478,797
Less:	Intangible assets	58,392	60,369	73,144
	Tangible common equity	$481,076	$451,595	$405,653

Total assets		$5,493,891	$5,394,725	$5,529,021
Less:	Intangible assets	58,392	60,369	73,144
	Tangible assets	$5,435,499	$5,334,356	$5,455,877

	Equity to assets ratio	9.82%	9.49%	8.66%
	Tangible common equity ratio (1)	8.85%	8.47%	7.44%

Pacific Western Bank:
Stockholders’ equity		$635,026	$606,084	$570,118
Less:	Intangible assets	58,392	60,369	73,144
	Tangible common equity	$576,634	$545,715	$496,974

Total assets		$5,479,173	$5,378,288	$5,513,601
Less:	Intangible assets	58,392	60,369	73,144
	Tangible assets	$5,420,781	$5,317,919	$5,440,457

	Equity to assets ratio	11.59%	11.27%	10.34%
	Tangible common equity ratio (1)	10.64%	10.26%	9.13%

(1) Calculated as tangible common equity divided by tangible assets.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and CFO, (310) 728-1021